UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2005

WILLIS LEASE FINANCE CORPORATION

(Exact name of registrant as specified in charter)

Delaware	0-28774	68-0070656
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

2320 Marinship Way, Suite 300
Sausalito, California 94965
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code:  (415) 275-5100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)                                 Monica J. Burke tendered her resignation as the Executive Vice President and Chief Financial Officer of Willis Lease Finance Corporation (the “Company”) on November 30, 2005 to be effective as of January 1, 2006.  It is anticipated that Ms. Burke will remain employed by the Company through January 15, 2006.

(c)                                  Robert M. Warwick, the current Chief Accounting Officer of the Company, has been appointed and accepted the position of Executive Vice President and Chief Financial Officer of the Company effective as of January 1, 2006 for an indefinite term.  Mr. Warwick, age 50, has worked for the Company as Chief Accounting Officer since September 27, 2005 and as the Director of Finance since June 26, 2005.  Prior to joining the Company, Mr. Warwick served as the Chief Financial Officer for The Bar Association of San Francisco, and was the Controller for Catholic Healthcare West.  Prior to that, Mr. Warwick was the Controller for the San Mateo Times Newspaper Group and subsequently the Marin Independent Journal.

Item 9.01.  Financial Statements and Exhibits

The Company hereby furnishes the following exhibits with this report:

Exhibit No.	Description

99.1	Press Release issued December 6, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 6, 2005

WILLIS LEASE FINANCE CORPORATION

By:	/s/ Monica J. Burke
Monica J. Burke
Executive Vice President and
Chief Financial Officer